SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (214) 574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Global Power Equipment Group Inc. (the “Company”) was held on May 8, 2013 at 9:00 a.m. Central time at the Company’s headquarters in Irving, Texas. As described in the definitive proxy statement filed with the Securities and Exchange Commission on March 28, 2013 (the “2013 Proxy Statement”), the following occurred:

•	The seven nominees for director were elected;

•	The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year 2013 was ratified; and

•	A resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the 2013 Proxy Statement, was adopted.

The votes were as follows:

Proposal 1 — Election of Directors:

	Number of Shares Voted For	Number of Shares Voted Withheld	Broker Non- Votes
Luis Manuel Ramírez	11,250,426	1,257,940	2,147,553
Charles Macaluso	11,257,601	1,250,765	2,147,553
Carl Bartoli	11,162,910	1,345,456	2,147,553
Terence J. Cryan	11,257,390	1,250,976	2,147,553
Eugene I. Davis	10,386,940	2,121,426	2,147,553
Michael E. Salvati	11,160,933	1,347,433	2,147,553
Frank E. Williams, Jr.	11,166,596	1,341,770	2,147,553

Proposal 2 — Ratification of BDO USA, LLP as the Independent Registered Public Accounting Firm:

14,626,617 shares voted for, 13,589 shares voted against, 15,713 shares abstained from voting and there were 0 broker non-votes.

Proposal 3 — Advisory Vote on Executive Compensation:

11,407,588 shares voted for, 580,627 shares voted against, 520,151 shares abstained from voting, and there were 2,147,553 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2013

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development